UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐  Definitive Proxy Statement
☒  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

PHH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Following its review of the recent RiskMetrics Group (“RMG”) analysis of the proposals to be submitted to stockholders at PHH Corporation’s (“PHH”) 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”), PHH has advised RMG that it is committed to adopting the following amendment to Section 5 of the proposed PHH Corporation Amended and Restated 2005 Equity and Incentive Plan (the “2005 Plan”) promptly following the 2009 Annual Meeting in order to reduce the aggregate number of shares authorized to be issued under the 2005 Plan by 1,000,000 shares, assuming the 2005 Plan is approved by stockholders at the 2009 Annual Meeting:
Proposed Amended and Restated Text of Section 5 of the 2005 Plan
5.  Stock Subject to the Plan.
     Subject to adjustment as provided for herein, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 3,550,000, plus the number of shares of Stock that, immediately prior to stockholder approval of the Plan, remain authorized and available for awards under the Prior Plan or thereafter become available under the terms of the Prior Plan; of this number, no more than 2,250,000 shares may be issued in the form of an Award other than an Option or SAR. Such shares shall be authorized but unissued shares of Stock. If any shares subject to an Award are forfeited or cancelled, or if an Award terminates or expires without a distribution of shares to the Grantee, or if an Award is paid or settled in cash, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, termination or expiration, or cash payment or settlement, again be available for Awards under the Plan other than Awards that are intended to be ISOs. Each share subject to the foregoing sentence shall be added back to the number of shares of Stock reserved under the Plan as one share. Notwithstanding anything to the contrary contained herein, all shares of Stock covered by an SAR, to the extent that it is exercised and settled in shares of Stock, shall be considered issued or transferred pursuant to the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and such number of shares shall no longer be available for Awards under the Plan. Shares of Stock surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes with respect to an Award shall not again be made available for Awards under the Plan.
     No more than 1,000,000 shares of Stock may be made subject to Options or SARs to a single individual in a single Plan Year, subject to adjustment as provided herein, and no more than 1,000,000 shares of Stock may be made subject to stock-based awards other than Options or SARs (including Restricted Stock and Restricted Stock Units or Other Stock-Based Awards denominated in shares of Stock) to a single individual in a single Plan Year, in either case, subject to adjustment as provided herein. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.
     In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iv) the Performance Goals applicable to outstanding Awards.
     In addition, PHH is providing the following supplemental equity compensation plan information.
EQUITY COMPENSATION PLAN INFORMATION
     The table below presents information as of April 22, 2009:

Number of
Securities
Remaining Available
for Future Issuance
Under Equity
	Number of Securities		Weighted-Average		Compensation Plans
	to be Issued Upon		Exercise Price of		(Excluding
	Exercise of		Outstanding		Securities
	Outstanding Options,		Options, Warrants		Reflected in Column
	Warrants and Rights		and Rights		(a))
Plan Category	(a)		(b)		(c)
Equity compensation plans approved by security holders	5,139,807	(1)	$18.68	(2)	400,534
Equity compensation plans not approved by security holders	—		—		—

Total	5,139,807	(1)	$18.68	(2)	400,534

(1)	Includes 2,105,311 shares of PHH common stock issuable upon settlement of outstanding restricted stock units and performance unit awards, which represents the maximum number of shares issuable upon settlement of such restricted stock units and performance unit awards assuming applicable performance targets are achieved at the maximum level. Also includes 3,034,496 shares of PHH common stock issuable upon exercise of outstanding stock options.

(2)	Because there is no exercise price associated with restricted stock units and performance unit awards, restricted stock units and performance unit awards described in Note 1 above are excluded from the weighted-average exercise price calculation. As of April 22, 2009, the average remaining life of stock options that were outstanding as of such date was 3.6 years.
Lastly, PHH notifies its stockholders that (i) none of the shares of PHH common stock that are issuable upon conversion of PHH’s outstanding 4% Convertible Senior Notes Due 2012 (the “Notes”) have been issued as of June 4, 2009, (ii) none of the shares of PHH common stock that are issuable pursuant to related convertible note hedge transactions that PHH entered into in connection with the issuance of the Notes have been issued as of June 4, 2009, and (iii) none of the shares of PHH common stock that are issuable upon exercise of related warrants to acquire shares of PHH common stock that PHH issued in connection with the convertible note hedge transactions have been issued as of June 4, 2009.
Important Additional Information
     PHH Corporation, on May 7, 2009, filed a proxy statement in connection with its 2009 Annual Meeting of Stockholders and advises its stockholders to read that proxy statement because it contains important information. Stockholders can obtain a free copy of that proxy statement and other documents (when available) that PHH files with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. That proxy statement and these other documents are also available free of charge by directing a request to PHH Corporation, Attn: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 or visiting PHH’s website at www.phh.com under the “Investor Relations” tab.
PHH, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from PHH stockholders in connection with the 2009 Annual Meeting of Stockholders. Information regarding the names, affiliations and interests of such individuals is contained PHH’s proxy statement referred to in the preceding paragraph.